Exhibit 10.3

Agreement re Operating Subsidiary Dividend

The undersigned investor (“Investor”), being a party to the Share Purchase and Merger Agreement dated May 24, 2007 by and among Advance Technologies, Inc. (the “Corporation”), American SXAN Biotech, Inc. and others (the “Merger Agreement”), hereby states and agrees as follows:

1.	The undersigned is a party to the Merger Agreement in the capacity of “Investor.”

2.            Pursuant to the terms of the Merger Agreement, the Investor will purchase shares of common stock of the Corporation.

3.            The Merger Agreement further provides that the assets and business of the Corporation will be transferred to its wholly owned subsidiary, Infrared Systems International (the “Subsidiary”) on the date of the Closing (as defined in the Merger Agreement) and that, upon satisfaction of certain conditions, the stock of the Subsidiary will be spun off to the holders of common stock and Series A Preferred Stock of the Corporation as a stock dividend (the “Subsidiary Stock Dividend”).

4.            As a condition to the consummation of the transactions contemplated in the Merger Agreement, the Investors have agreed to surrender to the Subsidiary the Subsidiary Stock Dividend which they receive as holders of common stock of the Corporation.

5.            In consideration of the mutual covenants and agreements set forth in the Merger Agreement, the Investor hereby directs the Corporation to deliver to the Subsidiary any certificate otherwise deliverable to the Investor by reason of the Subsidiary Stock Dividend, and further agrees that if the Investor receives a certificate representing ownership of stock of the Subsidiary, the Investor shall promptly surrender such certificate to the Subsidiary for cancellation.

6.            This Agreement shall be binding on the Investor and the Investor’s heirs, legal representatives, successors and assigns, including any transferee of the common stock of the Corporation held by the Investor; and this Agreement shall inure to the benefit of and shall be enforceable by the Subsidiary and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 24th day of May, 2007.

Investor:

/s/ Huakang Zhou

Print Name: Huakang Zhou